SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2018

EVO Payments, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38504	82-1304484
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Ten Glenlake Parkway, South Tower, Suite 950 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (516) 479-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2018, Brendan T. Barrett notified EVO Payments, Inc. (the “Company”) that he was resigning from the Company’s board of directors effective as of 5:00 p.m., Eastern Time, on July 2, 2018.  Mr. Barrett’s decision to resign did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective simultaneously with Mr. Barrett’s resignation, the Board appointed David W. Leeds to serve as a director and as chairman of the audit committee of the board.  Mr. Leeds will receive compensation for his service on the Board commensurate with the compensation paid to the Company’s other independent directors who are not affiliated with Blueapple, Inc. or Madison Dearborn Partners, LLC, which includes an annual cash retainer fee of $100,000 and an annual committee fee of $20,000 for his service as chairman of the audit committee.  In addition, Mr. Leeds will also enter into the Company’s standard indemnification agreement requiring the Company to indemnify Mr. Leeds, to the fullest extent permitted under the Delaware General Corporation Law, against all expenses, losses and liabilities that may arise in connection with actual or threatened proceedings in which Mr. Leeds is involved by reason of his service as a member of the Company’s board of directors.  The Company has entered into similar agreements with each other member of its board of directors.  The form of indemnification agreement is included as an Exhibit 10.23 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 21, 2018 (Registration No. 333-224434).

Concurrent with Mr. Leeds’ appointment, the compensation committee of the board also granted Mr. Leeds an aggregate 6,197 restricted stock units, all of which will vest on July 2, 2019.

There are no arrangements or understandings between Mr. Leeds and any person pursuant to which he was appointed as a member of the Company’s board of directors.  There are no transactions in which Mr. Leeds had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVO Payments, Inc.

	By:	Steven J. de Groot
		Name:	Steven J. de Groot
Date: July 2, 2018		Title:	Executive Vice President, General Counsel and Secretary